UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
BEIJING MED-PHARM CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-51409	20-0434726

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On December 28, 2007, Alliance BMP Limited, an investment vehicle based in the United Kingdom that is 80 percent-owned by Alliance Unichem Group Limited and 20 percent-owned by Beijing Med-Pharm Corporation (the “Company”), received its business license from the Guangzhou Municipal City Government’s Bureau of Industry and Commerce. The terms of the Alliance BMP Limited joint venture are set forth in a Shareholders’ Agreement (the “Shareholders’ Agreement”) dated January 18, 2007, by and among the Company, Alliance Unichem Group Limited and Alliance BMP Limited.
     The closing of the purchase by Alliance BMP Limited of 50% of the equity interest in Guangzhou Pharmaceuticals Corporation, a pharmaceutical wholesaler in China, is expected by the end of January 2008, at which point David Gao, the Company’s Chief Executive Officer, will commence serving as Chairman of Guangzhou Pharmaceuticals Corporation. The Company previously made a payment of $2.7 million to Alliance BMP Limited and on January 4, 2008 made an additional payment of $12.3 million to Alliance BMP Limited.
     The Shareholders’ Agreement and the investment in Guangzhou Pharmaceuticals Corporation are more fully described in the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2007, with the entire text of the Shareholders’ Agreement attached as Exhibit 99.1 thereto, which is incorporated by reference herein.
     On January 2, 2008, the Company issued a press release announcing Alliance BMP Limited’s receipt of its business license from the Guangzhou Municipal City Government’s Bureau of Industry and Commerce and the anticipated closing of the investment in Guangzhou Pharmaceuticals Corporation. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
99.1	— Press Release, dated January 2, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIJING MED-PHARM CORPORATION
Date: January 4, 2008	By:	/s/ Fred M. Powell
		Name:	Fred M. Powell
		Title:	Chief Financial Officer

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 2, 2008